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                                                                    EXHIBIT 10.2

                             TAX INDEMNITY AGREEMENT

      THIS TAX INDEMNITY AGREEMENT ("AGREEMENT") dated as of March 9, 2001, between RUSSELL W. ALLEN, a resident of Montgomery County, Texas ("ALLEN"), and CARRIAGE SERVICES, INC., a Delaware corporation (the "COMPANY").

                                    RECITALS

      A. Allen and the Company are parties to the Note Termination Agreement of even date herewith ("NOTE TERMINATION AGREEMENT") pursuant to which, among other things, the parties have acknowledged that Allen is "insolvent" within the meaning of Section 108(d)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations issued thereunder, and that as a consequence of such determination, Company has released Allen from all of his obligations under the "Note" (as therein defined and hereafter so referred to) and terminated all liens securing same; it being the parties' intention that such releases constitute a discharge of indebtedness qualifying for treatment as being excluded from gross income under Section 108(a)(1)(B) of the Code.

      B. In connection with the parties' execution, delivery and performance of the Note Termination Agreement, the parties desire to enter into this Agreement to evidence the parties' agreement that the Company indemnify Allen from any Taxes (as hereafter defined) to which Allen may become subject if and to the extent that the discharge of indebtedness evidenced by the Note Termination Agreement may not be properly excluded from Allen's gross income.

      NOW, THEREFORE, in consideration of the premises and of the respective covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the following respective meanings:

      "AFTER-TAX BASIS" shall mean the amount sufficient to hold Allen harmless from (i) all Taxes ("Indemnity Taxes") payable or deemed payable with respect to such payment, after taking into account any deductions to which Allen may be entitled as a result of the payment of such Taxes, but shall not include any Taxes attributable to the payment of Indemnity Taxes.

      "AGREEMENT" is defined in the introductory paragraph of this Agreement.

      "CODE" means the Internal Revenue Code of 1986, as amended (or any successor thereto).

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      "COMPANY" is defined in the introductory paragraph to this Agreement.

      "FINAL  DETERMINATION"  with respect to an  Indemnity  Amount shall mean
(a) a final decision with respect to the proposed adjustment by an IRS appeals officer, as evidenced by the issuance of a 90-day letter, IRS Form 870-AD or like notice, unless judicial proceedings are initiated, (b) a final decision with respect to the proposed adjustment by the United States Tax Court, Court of Federal Claims or the appropriate Federal District Court, unless such decision is appealed, (c) a final non-appealable decision of the United States Court of Appeals having competent jurisdiction, unless such decision is further appealed,
(d) a final non-appealable decision of the United States Supreme Court or (e) the settlement of the proposed adjustment with the consent of the Company and Allen.

      "INDEMNITY AMOUNT" means an amount equal to one hundred percent (100%) of a claim for indemnification under this Agreement computed on an After-Tax Basis.

      "INDEPENDENT PUBLIC ACCOUNTANTS" means a firm of independent nationally recognized accountants mutually selected by the Company and Allen.

      "IRS" means the Internal Revenue Service and any successor federal agency.

      "NOTE TERMINATION AGREEMENT" is defined in the Recitals to this Agreement.

      "NOTE TERMINATION TAX" means the Tax, if any, to which Allen becomes subject as a result of the Note Termination Transactions.

      "NOTE TERMINATION TRANSACTIONS" means the Company's forgiveness of indebtedness owed to it by Allen and the other transactions consummated pursuant to the Note Termination Agreement.

      "PROCEEDING" is defined in Section 3.3(b) below.

      "TAX" OR "TAXES" means any Federal income taxes (including alternative or add-on minimum taxes), along with any interest, penalty, or addition thereto. A "Tax" includes only an imposition or assessment which results in a payment obligation and does not include any other tax attribute which may be affected; specifically excluded is any adjustment in basis which may result from a particular action or event.

      "TAX LIABILITY ISSUE" is defined in Section 3.3(a) below.

      "TAX RETURN" OR "TAX RETURNS" means any Federal income tax return, (including any schedule or attachment thereto) and any amendment thereof required to be filed with IRS in connection with any Tax.


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      "TREASURY REGULATION" OR "TREASURY REGULATIONS" means any regulation promulgated under the Code including any amendments or any substitute or successor provisions thereto.

                                   ARTICLE II

                                    COVENANTS

      2.1 PREPARATION AND FILING OF TAX RETURNS: PAYMENT OF TAXES. Allen shall prepare and file on or before the due date therefor (taking into account properly and timely granted extensions), all Tax Returns required to be filed by him with respect to all tax periods affected by the Note Termination Transactions. Without limiting the generality of the foregoing, Allen shall file a federal income Tax Return for the period ending December 31, 2001 on or before the due date therefor, which shall include a completed Form 982 (Reduction of Tax Attributes Due to Discharge of Indebtedness (and Section 1082 Basis Adjustment)) setting forth the information called for therein with respect to the forgiveness of indebtedness accomplished pursuant to the Note Termination Agreement. It shall be Allen's primary responsibility to complete his Tax Returns required to be so filed, but the Company will consult with and advise Allen with respect to those portions of his Tax Returns which are impacted by the Note Termination Transactions. Prior to filing such Tax Returns, Allen will furnish the Company with the portions thereof which are affected by the Note Termination Transactions and give the Company the opportunity to make suggested revisions thereto. The indemnity and other obligations of the Company set forth in this Agreement are expressly made subject to Allen's compliance with his obligations hereunder and shall be effective only insofar as Allen complies with such obligations and files his Tax Returns which, insofar as they pertain to or are affected by the Note Termination Transactions, are in form and substance reasonably acceptable to the Company, and any failure by Allen in that regard will relieve the Company of its obligations hereunder.

      2.2. NOTIFICATION OF TAX PROCEEDINGS. If after the filing of any Tax Return referred to in Section 2.1, Allen receives notice of the commencement or scheduling of any Tax audit, the assessment of any Tax, the issuance of any notice of Tax due or any bill for collection of any Tax due for Taxes, or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination, assessment or collection of any Tax on Allen which is attributable in whole or in part to the Note Termination Transactions, Allen shall provide prompt written notice to the Company of such matter, setting forth information (to the extent known) describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the IRS with respect to such matter.

      2.3. TAX ELECTIONS, WAIVERS AND SETTLEMENTS. Allen shall not take any of the following actions after the date hereof without the prior written consent of the Company:

            (A) make, revoke or amend any Tax election which may affect the Note Termination Tax;


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            (B)   execute any waiver of restrictions on the assessment or
                  collection of any Note Termination Tax (other than waivers relating to extensions); or

            (C) enter into or amend any agreement or settlement with the IRS which materially affects the Note Termination Tax.


                                   ARTICLE III

                        TAX INDEMNIFICATION; TAX CONTESTS

      3.1. INDEMNIFICATION. The Company agrees to protect, defend, indemnify and hold harmless Allen and his heirs and assigns from any and all Note Termination Taxes. The foregoing specifically includes (a) the Indemnity Amount associated with Note Termination Taxes which may become due following a Final Determination hereunder, plus (b) the expenses associated with the defense of a Proceeding which are to be paid or reimbursed in accordance with this Agreement.

      3.2.  CONTEST PROVISIONS.

      (A) The Company, on the one hand, and Allen, on the other hand, will (A) promptly inform the other of any investigations, audit or other proceedings and use reasonable efforts to keep the other advised as to the status of Tax audits and litigation involving any Taxes that could give rise to a liability under this Agreement or increase the Tax obligation of the other party (a "TAX LIABILITY ISSUE"), (B) promptly furnish to the other copies of any inquiries or requests for information from IRS concerning any Tax Liability Issue, (C) timely notify the other regarding any proposed written communication (I.E., communications not relating to inquiries or requests for information) to the IRS with respect to such Tax Liability Issue, (D) promptly furnish to the other upon receipt a copy of information or document requests, a notice of proposed adjustment, revenue agent's report or similar report or notice of deficiency together with all relevant documents, Tax Returns and memos related to the foregoing documents, notices or reports, relating to any Tax Liability Issue,
(E) give the other and its or his accountants and counsel the reasonable opportunity to review and comment in advance (if reasonably possible) on all written submissions, filings and any other information relevant to any Tax Liability Issue, and (F) consider in good faith any suggestions made by the other and its or his accountants and counsel to submit documentation or attend those portions of any meetings and proceedings that relate to such proposed adjustment; provided, however, that the failure of one party to so notify the other party of any such audit or Tax controversy shall not affect the other party's obligations under this Agreement except to the extent that it has been prejudiced or adversely affected thereby.

    (B) In the case of any Tax controversy, including, without limitation, an audit, a protest to the Appeals Division of the IRS, and litigation in Tax Court or any other court of competent jurisdiction (a "PROCEEDING") as to any Note Termination Taxes, the Company shall control the defense thereof with


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legal, tax and/or accounting counsel selected by the Company to act on Allen's behalf, at the Company's expense. Allen may participate in the Proceeding, with his own advisory counsel, at his own expense. If for any reason the Company does not assume such defense or does not select such counsel (other than as a result of Allen's failure to promptly notify the Company of the Proceeding), then Allen shall have the right to control the defense of the Proceeding with counsel chosen by Allen, the cost of which will be subject to indemnification from the Company in accordance with this Agreement, provided that the Company may thereafter participate with advisory counsel of its choice at the Company's expense. In any event, all material Tax positions and all other material decisions taken in the Proceeding must be approved by the Company, and in no event shall the Proceeding be settled or compromised without the Company's prior written consent. The Company may settle or compromise the Proceeding without Allen's consent, but only if such settlement is limited to the payment of Taxes and the Company agrees to pay all such Taxes agreed to be paid in such settlement.

    3.3.    CLAIMS FOR, AND PAYMENT OF, INDEMNITY AMOUNT.

    (A) Whenever Allen makes any claim for indemnification or another obligation under this Agreement, he shall notify the Company promptly after Allen has knowledge of any event which might give rise to a claim for indemnification under this Agreement.

    (B) The failure by Allen to give notice of a claim as required in paragraph
(a) above or a delay in giving such notice shall not affect the validity or amount of such claim and the indemnification obligations of the Company shall remain in effect as to such claim, except to the extent that the Company has been prejudiced or adversely affected thereby.

    (C) Within five days of any Final Determination of any claim for indemnification under this Agreement, Allen shall provide a detailed written notice to the Company explaining and substantiating the calculation of the Indemnity Amount. The Company shall pay the Indemnity Amount to Allen on the last to occur of (i) fifteen (15) days after receipt of such notice, (ii) thirty
(30) days after any Final Determination or (iii) fifteen (15) days after the final determination of the calculation of the Indemnity Amount owed by the Company to Allen under paragraph (d) below; provided, such amount is not in dispute. In lieu of paying Allen, the Company is authorized to pay any Indemnity Amount directly to the third party for which such Indemnity Amount is due, including the IRS.

    (D) If the Company shall disagree with Allen's calculation of the Indemnity Amount and within ten (10) days after receipt of such calculation requests in writing verification of such amount, such amount shall be verified by a firm of Independent Public Accountants. Within 15 days after the Company's request, the Independent Public Accountants either (i) shall confirm the accuracy of Allen's computation or (ii) notify Allen that such computation is inaccurate. In the case of (ii) above, the Independent Public Accountants shall recompute the Indemnity Amount in such a manner as shall enable the Independent Public Accountants to confirm its accuracy. The costs of such verification shall be borne by the Company unless such verification shall result in an adjustment in the Company's favor of the Indemnity Amount


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computed by Allen, in which case such costs shall be borne by Allen. Allen agrees to cooperate with such Independent Public Accountants and, subject to a confidentiality agreement reasonably satisfactory to Allen, to supply them with all information reasonably necessary to permit them to accomplish such review and determination. The Company and Allen agree that the sole responsibility of the Independent Public Accountants shall be to verify the amount of the Indemnity Amount pursuant to this paragraph (d) and the matters of interpretation of this Agreement are not within the scope of the Independent Public Accountant's responsibility.


                                   ARTICLE IV

                   COOPERATION, ACCESS TO TAX INFORMATION,
                       CONFIDENTIALITY AND FURTHER ACTION

    4.1. ACCESS TO INFORMATION. Allen shall, upon the Company's request, in connection with the preparation by the parties of Tax Returns, Tax contests or for other Tax purposes as the Company shall reasonably request, (a) provide to the officers and other authorized representatives of the Company access, during normal business hours upon reasonable advance notice, to any of Allen's files, books, records, documents and other information relevant to the Note Termination Transactions, (b) make himself available to the Company to consult with its representatives, advisors and counsel, and (c) make available for inspection and copying by the Company at the Company's expense true and complete copies of any documents relating to the foregoing. All such written information and records shall be provided in a reasonably timely manner following the receipt of a written request therefor.

    4.2. RECORD RETENTION. Allen shall retain, until the applicable statutes of limitations (including any waivers or extensions) have expired, copies of all Tax Returns, supporting work schedules and other records or information which may be relevant to such Tax Returns for all taxable periods or portions thereof affected by the Note Termination Transactions, and shall not destroy or otherwise dispose of any such records prior to four years after filing the applicable return without first providing the Company with a reasonable opportunity to review and copy the same.

      4.3. CONFIDENTIALITY. Each party shall hold in strict confidence from any person all documents and information concerning the other party furnished to it by the other party in connection with this Agreement or the transactions contemplated hereby, unless (a) required to disclose any such information by judicial or administrative process or (b) disclosed in an action or proceeding brought by any party in pursuit of its rights or in the exercise of its remedies under this Agreement. Notwithstanding the foregoing, this Section 4.3 shall not apply to such documents or information that were (i) in the public domain through no fault of such receiving party, or (ii) later acquired by such receiving party from another source if such receiving party is not aware that such source is under an obligation to the other party to keep such documents and information confidential.

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    4.4.    FURTHER ACTION.

    (A) Upon the terms and subject to the conditions of this Agreement, the parties shall use all reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as reasonably practicable the matters contemplated by this Agreement and otherwise to satisfy or cause to be satisfied in all material respects all conditions precedent to their obligations under this Agreement.

    (B) Upon request, each of the parties will use its or his reasonable efforts to obtain any certificate or other document from the IRS or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the matters contemplated by this Agreement).


                                    ARTICLE V

                                  MISCELLANEOUS

    5.1 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, of the parties with respect to the subject matter hereof and thereof. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of each other party hereto in their sole and absolute discretion. Any such assignment without the express written consent of the other parties shall be void ab initio. No assignment of this Agreement shall relieve the assigning party of the obligations hereunder.

    5.2. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

      5.3 NOTICES. All notices, requests, clause, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or telecopier to the respective parties as follows:

      If to the Company:      Carriage Services, Inc.
                              1900 St. James Place - 4th Floor
                              Houston, Texas 77056
                              Attn: Chief Executive Officer

      If to Allen:            Mr. Russell W. Allen
                              11301 Lake Forest Drive
                              Conroe, Texas 77384



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or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

      5.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

      5.5. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      5.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      5.7. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, heirs and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      5.8. MODIFICATION OR AMENDMENT. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by the parties.

      5.9. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

      5.10. NO WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by both parties. The failure or delay of either party to require performance by the other party of any provision of this Agreement shall not affect its right to require performance of such provision unless and until such performance has been waived by such party in writing in accordance with the terms hereof. No waiver by either party of any term or condition of


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this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, shall be cumulative and not alternative.


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      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.



                                    /s/ Russell W. Allen
                                    -----------------------------------------
                                    RUSSELL W. ALLEN


                                    CARRIAGE SERVICES, INC.




                                    BY /s/ Melvin C. Payne
                                       ---------------------------------------
                                       MELVIN C. PAYNE, Chief Executive Officer



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